                                                                      EXHIBIT 17


                              SEPARATE ACCOUNT (B)

                                 CODE OF ETHICS

A.  Legal Requirement.

         Rule 17j-1(b) under the Investment Company Act of 1940, as amended (the "Act"), makes it unlawful for any committee member or officer of Separate Account (B) (the "Fund"), or of its Investment Adviser, as well as certain other persons, in connection with the purchase or sale by such person of a security "held or to be acquired" by the Fund:

         1.       To employ any device, scheme or artifice to defraud the Fund;

         2. To make any untrue statement of a material fact to the Fund or omit to state a material fact necessary in order to make the statements made to the Fund, in light of the circumstances under which they are made, not misleading;

         3. To engage in any act, practice or course of business that operates or would operate as a fraud or deceit on the Fund; or

         4. To engage in any manipulative practice with respect to the Fund.

         A security is "held or to be acquired" by the Fund if within the most recent 30 days it (i) is or has been held by the Fund, or (ii) is being or has been considered by the Fund or its Investment Adviser for purchase by the Fund. A security "held or to be acquired" by the Fund also includes any option to purchase or sell, and any security convertible into or exchangeable for, a security described in the preceding sentence. A purchase or sale of a security includes, among other things, the writing of an option to purchase or sell a security.

B.  Fund Policy.

         It is the policy of the Fund that no "access person"(1) of the Fund or of its Investment Adviser shall engage in any act, practice or course of conduct that would violate the provisions of Rule 17j-1(b) set forth above.



--------
(1) An "access person" is each board member, officer or "advisory person" of the Fund or its Investment Adviser (hereinafter, "Access Person"). An "advisory person" is any employee of the Fund or its Investment Adviser (or of a company in a control relationship to the Fund or its Investment Adviser) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security by the Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales, and any natural person in a control relationship to the Fund or its Investment Adviser who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of a security by the Fund.

C.  Procedures.

         1. To provide the Fund with information to enable it to determine with reasonable assurance whether the provisions of Rule 17j-1(b) are being observed:

                  (a) Within 10 days of receiving this Code of Ethics, all Access Persons who may have knowledge about a Fund trade before the trade is executed (other than board members who are not "interested persons" (as defined in the Act) of the Fund) must submit to the Fund's Compliance Officer (the "Compliance Officer") a statement of all securities in which such Access Person has any direct or indirect beneficial ownership.(2) This statement must include (i) the title, number of shares and principal amount of each security, (ii) the name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of such Access Person as of the date the person became an Access Person and (iii) the date of submission by the Access Person. This statement also must be submitted by all new Fund employees who are Access Persons who may have knowledge about a Fund trade before the trade is executed upon their employment by the Fund.

                  (b) When an Access Person (other than board members who are not "interested persons" (as defined in the Act) of the Fund) opens a brokerage account, or whenever an Access Person with an existing brokerage account becomes a Fund employee, such Access Person is required to send written notification of such fact to the Compliance Officer before engaging in any personal securities transactions through such account. A letter in the form annexed hereto as Appendix A will be sent to the broker-dealer involved, allowing such Access Person to maintain the account and directing that upon request of the Compliance Officer duplicate confirmations of transactions in the account be sent to the Compliance Officer.

                  (c) Investment personnel(3) are prohibited from engaging in any personal securities transaction involving "reportable securities" without obtaining prior written approval from the Compliance Officer.




--------
(2) "Beneficial ownership" of a security is determined in the same manner as it would be for purposes of Section 16 of the Securities Exchange Act of 1934, except that such determination should apply to all securities. Generally, you should consider yourself the beneficial owner of securities held by your spouse, your minor children, a relative who shares your home, or other persons if, by reason of any contract, understanding, relationship, agreement or other arrangement, you obtain from such securities benefits substantially equivalent to those of ownership. You should also consider yourself the beneficial owner of securities if you can vest or revest title in yourself, now or in the future. Any report by an Access Person required under this Code of Ethics may contain a statement that the report will not be construed as an admission that the person making the report has any direct or indirect beneficial ownership in the security to which the report relates.

(3) "Investment personnel" is any employee of the Fund or its Investment Adviser (or of any company in a control relationship to the Fund or its Investment Adviser) who, in connection

                  (d) In connection with any decision by the Compliance Officer to approve transactions by investment personnel acquiring direct or indirect beneficial ownership in any securities in an initial public offering or a limited offering (i.e., an offering exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or 4(6) or Rule 504, 505 or 506 thereunder), the Compliance Officer will prepare a report of the decision that takes into account, among other factors, whether the investment opportunity should be reserved for the Fund and its shareholders, and whether the opportunity is being offered to an individual by virtue of his or her position with the Fund. Any investment personnel receiving approval from the Compliance Officer to acquire securities in an initial public offering or a limited offering must disclose that investment when they participate in the Fund's subsequent consideration of an investment in such issuer and any decision by the Fund to invest in such issuer will be subject to an independent review by investment personnel with no personal interest in the issuer.

                  (e) Each portfolio manager(4) is prohibited from buying or selling a security within at least thirty calendar days before and after the Fund trades in that security.

                  (f) All investment personnel and any other Access Persons who obtain information concerning recommendations made to the Fund with regard to the purchase or sale of a security are prohibited from engaging in any personal securities transaction within thirty calendar days of the date that the Fund has a pending "buy" or "sell" order involving the same security.

                  (g) Each Access Person shall submit reports in the form attached hereto as Exhibit B to the Compliance Officer, showing all transactions in "reportable securities" in which the person has, or by reason of such transaction acquires, any direct or indirect "beneficial ownership." Such reports shall be filed no later than 10 days after the end of each calendar quarter, but need not show transactions over which such person had no direct or indirect influence or control. An Access Person need not make a quarterly transaction report under this Section if the report would duplicate information contained in broker trade confirmations or account statements received by the Compliance Officer with respect to the Access Person in the time period required above, if all information required to be in the quarterly transaction report is contained in the broker trade confirmations or account statements.

--------------------------------------------------------------------------------
     with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Fund, and any natural person who controls the Fund or its Investment Adviser and who obtains information concerning recommendations made to the Fund regarding the purchase or sale of securities by the Fund.

(4) "Portfolio manager" is an Access Person entrusted with direct responsibility and authority to make investment decisions affecting the Fund.

                  (h) Each Access Person, other than a board member who is not an "interested person" (as defined in the Act) of the Fund, shall submit an annual report in the form attached hereto as Exhibit C to the Compliance Officer, showing as of a date no more than 30 days before the report is submitted (1) all holdings in "reportable securities" in which the person had any direct or indirect "beneficial ownership" and
         (2) the name of any broker, dealer or bank with whom the person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person.

                  (i) Each board member who is not an "interested person" (as defined in the Act) of the Fund shall not be required to submit the quarterly report required under subparagraph (g), unless during the quarter said board member engaged in a transaction in a "reportable security" when he or she knew or, in the ordinary course of fulfilling his other official duties as a Fund board member, should have known that during the 15-day period immediately before or after the date of the transaction, the Fund purchased or sold, or considered for purchase or sale, the security.

                  (j) All investment personnel are prohibited from receiving a gift or other personal items of more than $100 from any person or entity that does business with or on behalf of the Fund.

                  (k) Investment personnel must receive authorization from the Compliance Officer prior to serving as a board member of any publicly-traded company. Authorization will be based upon a determination that the board service would be consistent with the interests of the Fund and its shareholders. Any investment personnel serving as a board member of a publicly-traded company will be excluded from any investment decisions by the Fund regarding such company.

                  (l) All Access Persons are required to certify annually to the Compliance Officer that they have (i) read and understand this Code of Ethics and recognize that they are subject to its terms and conditions, (ii) complied with the requirements of this Code of Ethics and (iii) disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to this Code of Ethics. A form of certification is annexed hereto as Appendix D.

         In accordance with Rule 17j-1, "reportable securities" do not include direct obligations of the United States Government, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments,(5) repurchase agreements and shares of registered open-end investment companies. Further, in light of the investment objectives and policies of the Fund, the Fund's Board does not believe that transactions by its Access Persons in any securities other than the securities which the Fund is permitted to purchase would be prohibited


--------
(5) "High quality short-term debt instruments" means any instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a Nationally Recognized Statistical Rating Organization.

by Rule 17j-1. Accordingly, a "reportable security" does not include securities which the Fund is not permitted to acquire under its investment objective and policies set forth in its then-current prospectus under the Securities Act of 1933. If the investment objective and policies of the Fund change in the future, the Fund's Board will reconsider the scope of this reporting requirement in light of such change and Rule 17j-1.

         2. The Compliance Officer shall notify each Access Person of the Fund who may be required to make reports pursuant to this Code that such person is subject to its reporting requirements and shall deliver a copy of this Code to each such person. Each Access Person must read (and acknowledge that he or she has done so on the form annexed hereto as Appendix E) and must retain this Code.

         3. The Fund's Investment Adviser shall adopt, maintain and enforce a separate code of ethics with respect to its personnel who are access persons in compliance with Rule 17j-1, and shall forward to the Compliance Officer copies of the code, all future amendments and modifications thereto, the names of all persons who are now or hereafter required to report their securities transactions pursuant to the code, and a copy of each report submitted by such persons. To the extent any Access Persons of the Fund are subject to the code of ethics adopted pursuant to Rule 17j-1 by the Fund's Investment Adviser, the reporting procedures under this Code of Ethics shall not apply to such Access Persons.

         4.       The Compliance Officer shall:

                  (a) review all reports required to be made by the Fund's Access Persons pursuant to this Code;

                  (b) maintain copies of the code of ethics adopted by the Fund's Investment Adviser pursuant to Rule 17j-1 and the names of the persons who are required to report their securities transactions pursuant to such code;

                  (c) receive and review copies of all reports to be made under the code of ethics adopted by the Fund's Investment Adviser in compliance with Rule 17j-1;

                  (d) submit to the Fund's Committee at its regularly scheduled quarterly meeting a written report listing (i) the names of those persons who were required to submit reports for the prior quarter under this Code or the code of ethics adopted by the Fund's Investment Adviser but failed to and (ii) any reported securities transaction that occurred during the prior quarter that may have been inconsistent with the provisions of this Code or the code of ethics adopted by the Fund's Investment Adviser; and

                  (e) promptly investigate any securities transaction listed pursuant to subparagraph (d)(ii) above and submit periodic status reports with respect to each such investigation to the Fund's Board.

         5. At least once a year, the Fund and its Investment Adviser each must provide the Fund's Board with a written report that (i) describes issues that arose during the previous year under its respective code of ethics, including information about material code violations and sanctions imposed in response to these material violations, and (ii) certifies to the Fund's Board that the Fund and Investment Adviser, as the case may be, has adopted procedures reasonably necessary to prevent Access Persons from violating its code of ethics. A copy of each report required by this Section must be preserved with the Fund's records for the period required by Rule 17j-1.

         6. The Fund's Board shall oversee the operation of this Code and review with the Compliance Officer, counsel to the Fund and, if appropriate, representatives of the Fund's Investment Adviser, the reports provided to it pursuant to the immediately preceding paragraph and possible violations of this Code and the code of ethics adopted by the Fund's Investment Adviser in compliance with Rule 17j-1. The Fund's Board shall consider what sanctions, if any, should be imposed.

         7. Before approving material changes to codes of ethics of the Fund's Investment Adviser, the Committee shall receive a certification from the Investment Adviser that it has adopted procedures reasonably necessary to prevent its access persons from violating its code of ethics. The Fund's Committee, including a majority of those committee members who are not "interested persons" (as defined in the Act) of the Fund, shall approve material changes to the Investment Adviser's code no later than six months after adoption of such changes.

         8. This Code, a copy of each report by an Access Person, a record of all persons, currently or within the past five years, who are or were required to make reports under the Code, or who are or were responsible for reviewing these reports, a record of any decision, and the reasons supporting the decision, to approve the acquisition by investment personnel of securities under Section C.1(d) of the Code, a copy of each report required under Section C.1(i) of the Code, and a record of any Code violation and any action taken as a result of the violation must be preserved with the Fund's records for the period required by Rule 17j-1.


Revised:  August 3, 2001

                                   APPENDIX A


                                                                            Date


Contact
Broker/Dealer
Address

Re:  Access Person's Name

Dear                     :
     --------------------

We have been informed that ______________________, [state title] of Continental Assurance Company Separate Account (B) (the "Fund") who is involved with the Fund's investment activities is maintaining an account with ___________________.

This letter will serve to inform you that we do not object to the maintenance of this account, provided that upon our future written request you promptly send duplicate copies of all confirmations and statements to the undersigned marked "Personal and Confidential."

                                                                Sincerely yours,

                                   APPENDIX B

                      QUARTERLY PERSONAL INVESTMENT REPORT

Date of Report:                                 For Quarter Ending:
                --------------------                               -------------

To:  Compliance Officer


From:
     --------------------------


   Name and Description of           Quantity       Transaction         Executing Broker        Price         Date of
   ------------------------          --------       ------------        ----------------        -----         -------
           Security                                     Type                                                Transaction
           --------                                     ----                                                -----------


















Comments:






Signature:
          -------------------------

                                   APPENDIX C

                        ANNUAL PERSONAL HOLDINGS REPORT*



Date of Report:
                  -----------------------------------

To:               Compliance Officer

From:
                  -----------------------------------------------------



           Name of Security                            Number of Shares                     Principal Amount($)
----------------------------------------    ---------------------------------------    ------------------------------









Names of Brokers, Dealers or Banks With Whom You Maintain an Account in Which Any Securities are Held For Your Direct or Indirect Benefit:




Signature:
            --------------------------------------------


Approved By:
            --------------------------------------------



-----------------------------
* Information must be current as of a date no more than 30 days before this report is submitted.

                                   APPENDIX D


                       ANNUAL CERTIFICATION OF COMPLIANCE
                             WITH THE CODE OF ETHICS


I certify that:

1. I have read and understand the Code and recognize that I am subject to its terms and conditions.

2.   During the past year, I have complied with the Code's procedures.

3. During the past year, I have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the Code's procedures.



                                                   -------------------------
                                                   Signature



Dated:
      -----------------------                      -------------------------
                                                   Print Name

                                   APPENDIX E


                                 ACKNOWLEDGMENT


         I have read and understand the Code of Ethics of Continental Assurance Company Separate Account (B) and will comply in all respects with its procedures.


----------------------              ------------------------
NAME                                          DATE